Exhibit 1.01

Netshoes (Cayman) Limited

[                ] Common Shares (par value [                ] per share)

Form of Underwriting Agreement

[            ], 2017

Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Netshoes (Cayman) Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [                ] common shares of the capital of the Company of a nominal or par value of [                ] each (the “Stock”) to be sold by the Company to the Underwriters, on a firm basis (the “Firm Shares”) and, at the election of the Underwriters up to [                ] additional shares (the “Optional Shares”) of Stock (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) Registration Statement, Pricing Prospectus and Prospectus. A registration statement on Form F-1 (File No. 333-216727) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which, if filed, became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8(d) of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”) and any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copies filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

(b) No Stop Order. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any of the Underwriters consists of the information described as such in Section 9(b) hereof (the “Underwriter Information”).

(c) Pricing Disclosure Package. For the purposes of this Agreement, the “Applicable Time” is [    ]:[    ] [a.m./p.m.] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by [those Issuer Free Writing Prospectuses and other] [the] information listed in Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus and each Section 5(d) Writing listed on Schedule II(b) hereto, each as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package, in an Issuer Free Writing Prospectus or Section 5(d) Writing in reliance upon and in conformity with the Underwriter Information.

(d) No Untrue Statement of a Material Fact. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus only, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(e) No Material Adverse Change. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited consolidated financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (i) there has not been any change in the capital stock (other than as a result of (A) the exercise of any outstanding share options, (B) acquisitions or repurchases by the Company of shares issued pursuant to share plans described in the Pricing Prospectus or (C) the award of share options in the ordinary course of business pursuant to the Company’s equity incentive plan described in the Pricing Prospectus, as the case may be) or long-term debt (other than regular payments pursuant to obligations disclosed in or contemplated by the Pricing Prospectus) of the Company or any of its subsidiaries, (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, current or future financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”), (iii) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iv) the Company has not purchased any of its outstanding capital stock (except for those purchased in connection with offers to acquire shares issued pursuant to share plans described in the Pricing Prospectus, if any), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (v) there has not been any material change in the short-term debt of the Company or any of its subsidiaries, except in each case as otherwise disclosed or contemplated in the Pricing Prospectus.

(f) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title, in fee simple to all real property, and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, claims, imperfections of title and defects, except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole.

(g) Licenses. The Company and its subsidiaries (i) possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits and have made all declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities (collectively, “Licenses”), as described in the Registration Statement and the Pricing Disclosure Package, except any such failure to possess or be in compliance with such Licenses which would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect and (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(h) Incorporation and Good Standing. The Company has been duly incorporated and is validly existing as an exempted company with limited liability under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus; is in good standing and duly qualified as a foreign corporation for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be in good standing or to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation or a limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation, to the extent that the concept of “good standing” is applicable under the laws of such jurisdiction, except where the failure to be in good standing would not have a Material Adverse Effect.

(i) Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Act (“Foreign Private Issuer”).

(j) Emerging Growth Company. From the time of initial confidential submission of a registration statement relating to the Shares to the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(k) Significant Subsidiaries. The subsidiaries listed on Schedule III attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(l) Capitalization. The Company has an authorized capitalization as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the Shares and any other issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; none of the outstanding shares of Stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company, and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or any other claims of any third party.

(m) Due Authorization. The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus. The unissued Shares to be issued and sold by the Company, when issued, will be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof, and, except as otherwise set forth in the Pricing Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands or the United States.

(n) No Preemptive Rights. The issuance of the Shares will not be subject to any preemptive or resale rights, rights of first refusal or similar rights, other than those rights which have been validly waived, which waivers are valid and in full force and effect, except as set forth in the Pricing Disclosure Package and the Prospectus, and no options, warrants or other rights to purchase, agreements or any other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(o) No Conflicts, Default or Violation; No Consents Required. The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter, articles of association, by-laws or similar organizational documents of the Company or any of its subsidiaries; or (iii) result in the violation of any Brazilian, U.S. or other law or any statute or any judgment, order, rule, decree or regulation of any Brazilian, U.S. or other court, arbitrator, governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties. Further, no consent, approval, authorization, filing, order, registration or qualification of or with any such court, arbitrator or governmental or agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Shares; (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; (C) the approval of the Financial Institutions Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements in connection with the purchase and distribution of the Shares by the Underwriters; and (D) the approval of the listing on the New York Stock Exchange (the “Exchange”), which is subject only to official notice of issuance.

(p) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter articles of association or by-laws or similar organizational documents, as applicable; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, credit or loan agreement, contract, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any Brazilian, U.S. or other law or statute or any judgment, order, rule, decree or regulation of any Brazilian,

U.S. or other court or arbitrator or governmental or regulatory authority except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Undisclosed Contracts. There is no franchise, contract or other document of a character required by the Act to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit thereto, which is not described or filed as required (and each description of the foregoing matters in the Pricing Prospectus and the Prospectus contains in all material respects the terms of the franchise, contract or other document).

(r) Description of the Shares. The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Certain Tax Considerations,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects, complete and fair.

(s) Description of Material Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement or the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(t) No Material Proceedings. Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or a material adverse effect on consummation of the transactions contemplated herein; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(u) Validity of Indemnification Provisions. The Company has no reason to believe that the indemnification provisions set forth in Section 9 hereof contravene Cayman Islands or Brazilian law or public policy.

(v) No Stabilization. Except for the appointment of the Underwriters, who may engage in stabilization activities and as to whose actions the Company makes no representation, the Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(w) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described under the caption “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission promulgated thereunder.

(x) Not a Passive Foreign Investment Company. The Company does not believe it would have been a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year if it were treated as a corporation for U.S. federal income tax purposes for such year and does not expect to become a PFIC in the foreseeable future.

(y) Not Ineligible Issuer. At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act.

(z) Employee Benefit Plans. Other than as set forth in the Pricing Prospectus, the Company and its subsidiaries have made all required payments for retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the subsidiaries, or to any other person except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(aa) Accountants. KPMG Auditores Independentes (“KPMG”), who have audited the consolidated financial statements of the Company and its consolidated subsidiaries, which comprise the consolidated statements of financial position as of December 31, 2016 and 2015 and the related consolidated statements of profit or loss, comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2016, and whose report with respect to the audited consolidated financial statements of the Company is included in the Registration Statement, Pricing Disclosure Package and the Prospectus, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act and in accordance with applicable rules and regulations adopted by the U.S. Public Company Accounting Oversight Board.

(bb) Financial Statements. The audited consolidated financial statements and related notes thereto of the Company and its consolidated subsidiaries included in the Pricing Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its subsidiaries, as of the dates and for the periods indicated and have been prepared in conformity with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), applied on a consistent basis throughout the periods covered thereby. The selected financial data set forth under the captions “Summary” and “Selected Financial and Operating Data” provided in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its subsidiaries, as of the dates and for the periods indicated and was fairly prepared on a basis consistent with the financial statements and books and records of the Company and its subsidiaries; and the Company and its subsidiaries do not have any material off-balance sheet liabilities and obligations, except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus.

(cc) Market-Related and Statistical Data. Any market and statistical information provided in the Pricing Disclosure Package and the Prospectus are based on or furnished by sources that the Company in good faith believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained written consent for the use of such data from such sources.

(dd) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 20E of the Exchange Act) contained in any of the Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ee) Payments in Foreign Currency. Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, under the current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the holder thereof in United States dollars and freely transferred out of the Cayman Islands to persons who are not residents in the Cayman Islands and all such payments made to holders of Shares who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under the laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(ff) Stamp or Transfer Taxes. Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there is no tax, duty, levy, impost, deduction, charge or stamp, issue, registration, documentary, withholding or other similar taxes and duties, including interest and penalties, imposed on the Underwriters by the Cayman Islands, Brazil, Argentina or Mexico or any political subdivision thereof or taxing authority in the Cayman Islands, Brazil, Argentina or Mexico (i) on or in connection with the issuance, sale or placement of the Shares to be sold by the Company, or (ii) on or in connection with the Company’s execution, delivery and performance of this Agreement, or (iii) on any payment to be made pursuant to this Agreement.

(gg) Taxes. The Company and each of its subsidiaries have paid all material Cayman Islands, Brazilian, Argentine, Mexican, U.S. and other federal, state and local taxes and filed all material tax returns required to be filed through the date hereof and have paid all material amounts due as social security, workers’ housing fund or retirement fund quotas or contributions; and except as otherwise disclosed in each of the Pricing Prospectus and the Prospectus, there is no tax deficiency that has been or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for taxes that are being contested in good faith and as to which adequate reserves have been established by the Company or any of its subsidiaries, as the case may be, or the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(hh) Labor Disputes. (i) neither the Company nor any of its subsidiaries is engaged in any illegal labor practice; (ii) there is (A) no illegal labor practice complaint pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries; and (iii) to the knowledge of the Company, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries, (B) there has been no violation of any federal, state or local law, rule or regulation of Brazil, Argentina or Mexico or any other applicable foreign jurisdiction relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company and (C) there are no existing or imminent strikes, labor disputes, slowdowns or stoppages affecting the Company or its subsidiaries by the employees of any of its licensees, outsourced companies, suppliers or contractors, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) Intellectual Property Rights. The Company and its subsidiaries own, possess or can acquire or license on reasonable terms all trademarks, trade names, service marks, patent rights, copyrights (including copyright in software), domain names, licenses, approvals, trade secrets, inventions, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and any other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary to the conduct of the business now conducted by the Company and its subsidiaries, taken as a whole, as described in the Registration Statement and the Pricing Disclosure Package, except for those the failure to own, possess or have such legal right would not, individually or in the aggregate, have a Material Adverse Effect. The expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Additionally, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its subsidiaries of Intellectual Property Rights of third parties, or, to the knowledge of the Company, by third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending or, to the knowledge of the

Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property Rights of the Company or any of its subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company, any of its subsidiaries in violation of the rights of any persons, except in each case covered by clauses (i) through (vi) above such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(jj) Compliance with Environmental Laws. Except as for such matters as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries (1) have been and are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (2) have not, pursuant to any contract, assumed responsibility to cure any currently identified material liability under Environmental Law or to remediate any currently identified Hazardous Substances (as defined below) spill or release; (3) have not received any notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing Hazardous Substances and/or damages to natural resources) and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; and (4) are not subject to any pending or, to the knowledge of the Company, threatened claim or other legal proceeding under any Environmental Laws against the Company or its subsidiaries. As used in this paragraph, “Environmental Laws” means any and all applicable federal, state, local, and foreign laws, statutes, ordinances, rules, regulations, requirements and common law, or any enforceable administrative or judicial interpretation, order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to, regulating, or imposing liability or standards of conduct concerning (i) emissions, discharges, releases or threatened releases of Hazardous Substances into ambient or indoor air, surface water, groundwater or land, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iii) the protection of wildlife or endangered or threatened species, (iv) the investigation, remediation or cleanup of, or exposure to, any Hazardous Substances or (v) noise or odor. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants or hazardous, dangerous or toxic substances, materials, constituents or wastes or petroleum, petroleum products and their breakdown constituents, or any other chemical substance regulated under Environmental Laws.

(kk) Accounting Controls. Except as disclosed in the Registration Statement and the Pricing Disclosure Package, the Company and its management are in compliance with the provisions of Sarbanes-Oxley and all Exchange Rules that are applicable to them as of the date of this Agreement. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, and legal and regulatory compliance controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ll) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities; and such disclosure controls and procedures are effective.

(mm) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any law, rule, regulation, decree, order, agreement or other instrument to which it is a party or is subject from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company, from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, or from taking any other similar actions, except as described in or contemplated by the Pricing Prospectus and the Prospectus.

(nn) No Broker’s Fees. Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a broker’s commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares to the Underwriters.

(oo) Compliance with Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries nor any director, officer nor, to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has in the past five years (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; (v) or violated or is in violation of Brazilian Laws No. 12,846/2013 and 8,429/1992 and Brazilian Decree 8,420/2015 or the equivalent laws of other applicable jurisdictions; or (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(pp) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable requirements of anti-money laundering laws, including, but not limited to, the applicable rules of the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq) Compliance with Sanctions. (i) None of the Company, any of its subsidiaries, directors, officers, or, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of their respective subsidiaries is currently (A) the subject or the target of any sanctions administered or enforced by the United States (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State and the U.S. Department of Commerce), Brazil, the United Nations, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authorities (collectively, “Sanctions” and any such person, a “Sanctioned Person”) or (B) located, organized or resident in a country or territory subject to Sanctions that broadly prohibit dealings with that country or territory (currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria) (a “Sanctioned Country”), and (ii) the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is a Sanctioned Person or a Sanctioned Country or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Sanctioned Person or in any Sanctioned Country.

(rr) Absence of Immunity. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under U.S. federal, New York state, Cayman Islands or Brazilian law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any U.S. federal, New York state, Cayman Islands or Brazilian court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 21 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(ss) Choice of Law and Consent to Jurisdiction. The choice of the law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and Brazil and will be honored by the courts of (A) the Cayman Islands, provided that the choice of law has been made in good faith and not with the intent to avoid the mandatory provision of some other law having a closer connection to this Agreement or the transactions contemplated hereby, and (B) Brazil, provided that these laws as interpreted are not found to contravene Brazilian national sovereignty, good morals or public policy. The submission by the Company to the exclusive jurisdiction of the U.S. federal or state courts sitting in The City of New York and County of New York in this Agreement constitutes a valid and legally binding obligation of the Company. Service of process in respect of a claim or action in a U.S. court pursuant to this Agreement, effected in the manner set forth in such agreements, assuming validity under the laws of the State of New York, will be effective, to confer valid personal jurisdiction over the Company. The Company has the power to designate, appoint and empower and pursuant to Section 20 of this Agreement has validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising from this Agreement in any U.S. federal or state court sitting in New York City.

(tt) Enforceability of Judgments. Any final and conclusive judgment for a fixed sum of money (other than a sum payable in respect of taxes, fines, penalties or similar charges) or a non-monetary judgment (in respect of which specific performance could be ordered) rendered by a U.S. federal or state court of competent jurisdiction sitting in New York City arising out of or in relation to the obligations of the Company under this Agreement or the transactions contemplated hereby, would be enforceable at common law by the bringing of an action or counterclaim in the Cayman Islands based on the judgment, provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court. Any judgment obtained in a U.S. federal or state court of competent jurisdiction sitting in New York City arising out of or in relation to the obligations of the Company under this Agreement or the transactions contemplated hereby will be enforced against the Company and will be recognized in Brazil, without reconsideration of the merits, upon confirmation of that judgment by the Superior Court of Justice of Brazil (Superior Tribunal de Justiça); provided that (i) such judgment is issued by a court of competent jurisdiction; (ii) the parties have been served proper notice of process; (iii) such judgment is not rendered in an action upon which Brazilian courts have exclusive jurisdiction, pursuant to the provisions of Article 23 of the Brazilian Code of Civil Procedure (Law No. 13,105/2015, as amended); (iv) such judgment is not contrary to Brazilian sovereignty, morality, public policy and/or good morals; (v) such judgment is final (res judicata) and in proper form for its enforcement; (vi) there is no conflict between the United States judgment and a previous final and binding (res judicata) judgment on the same matter and involving the same parties issued in Brazil; and (vii) such judgment is duly apostilled and accompanied by an certified sworn translation into Portuguese.

2. Agreements to Issue and Sell Firm Shares and Optional Shares.

(a) Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Share of US$[        ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

(b) The Company hereby grants to the Underwriters the right to purchase at their election up to [    ] Optional Shares, at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering sales of Shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the

Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised in whole or in part only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Terms of Offering. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. Payment and Delivery. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the book-entry facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter to the Company in U.S. dollars of the purchase price therefor by wire transfer of same-day funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [                ], 2017 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) Closing Documents. The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [            ] p.m., New York City time, on the New York Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday,

Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. Covenants of the Company. The Company agrees with each of the Underwriters:

(a) Required Filings. To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery provided that consent by you to any such amendment or supplement shall not be unreasonably withheld after reasonable notice by the Company to you requesting such amendment or supplement; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b) Blue Sky Compliance. Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c) Furnishing of Prospectus. Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement, or such other time and date as the Company and the Representatives, on behalf of the Underwriters, may agree upon in writing, and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(d) Earnings Statement. To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with EDGAR), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e) (1) Lock-up Agreement. During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the shares of Stock, including but not limited to any options or warrants to purchase any shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement), without your prior written consent; provided, however, that the foregoing restrictions shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) the issuance by the Company of Stock or other securities convertible into or exercisable for shares of Stock, in each case pursuant to the Company’s share plans, provided that such share plans are described in the Pricing Prospectus, or (D) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s share plan that is described in the Pricing Prospectus. The Company agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Company’s shares of Stock except in compliance with the foregoing restrictions.

(2) Waiver of Lock-up. If the Representatives agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(j) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver.

(f) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(g) Reports and Financial Information. For so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent public accountant) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided, however, that the Company may satisfy the requirements of this subsection by filing such information through the EDGAR.

(h) Reports and Other Communication. During a period of five years from the effective date of the Registration Statement, for so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, upon your request, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that the Company shall not be required to provide documents that are available through EDGAR. If at any time within three years of the date of this Agreement the Company ceases to be subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act to file reports with the Commission on EDGAR, the Company shall furnish to the Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; provided that the Company may satisfy the requirements of this paragraph by posting any such information on its website.

(i) Use of Proceeds. To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds.”

(j) Clearance and Settlement. To use its best efforts in cooperation with the Underwriters to permit the Shares to be eligible for clearance and settlement through DTC.

(k) Exchange Listings. To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange under the symbol “NETS.”

(l) Rule 463. To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act.

(m) Loss of Foreign Private Issuer Status. To promptly notify the Representatives if the Company ceases to be a Foreign Private Issuer at any time prior to the later of (i) the completion of the distribution of the Shares within the meaning of the Act and (ii) the completion of the restricted period referred to in Section 5(e)(1) hereof.

(n) Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(o) Reimbursement of Duties. All payments to be made by the Company to the Underwriters under this Agreement, and any related document, shall be made free and clear of any withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed or levied by or on behalf of the Cayman Islands, Brazil or any political subdivision thereof or taxing authority therein (“Taxes”), unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by each of the Underwriters after such withholding or deduction shall equal the amounts that would have been received by the Underwriters if such amounts had not been subject to Taxes, provided that no such additional amounts shall be payable to an Underwriter to the extent that such taxes, duties or charges (i) were imposed due to some connection of an Underwriter with the relevant taxing jurisdiction other than the mere entry into this Agreement or receipt of payments hereunder or (ii) would not have been imposed but for the failure of such Underwriter to comply with any certification, identification, or other reporting requirements if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such tax, duty or charge. If any Taxes are collected by deduction or withholding, the Company will provide to the Underwriters copies of documentation evidencing the payment to the proper authorities of the amount of Taxes deducted or withheld, if so requested.

(p) Tax Indemnity. To indemnify and hold harmless each Underwriter against any financial transaction, transfer, documentary, stamp or tax, including any interest and penalties or other additions to tax, on the creation, placement and sale of the Shares and on the execution and delivery of this Agreement, in accordance with the laws of the Cayman Islands, Brazil, Argentina, Mexico, United States or any jurisdiction in which the Company is organized or is otherwise resident for tax purposes or from or through which a payment is made.

(q) Transfer Agent. The Company agrees to maintain a transfer agent and, if necessary under the laws of the Cayman Islands, a registrar for the Shares.

(r) IP License. The Company hereby grants to the Underwriters a non-exclusive, non-transferable, non-sub-licensable, royalty free license to use the Company’s trademarks, servicemarks and corporate logo on the Underwriters’s website, solely for the purpose of facilitating the on-line offering of the Shares.

(s) Emerging Growth Company Status. To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(e) hereof.

6. Free Writing Prospectuses. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter severally represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(c)(i) hereto.

(b) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications.

(c) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(d) Each Underwriter represents and agrees that (i) any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings other than those distributed with the prior consent of the Company that are listed on Schedule II(b) hereto.

(e) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Section 5(d) Writing made in reliance upon and in conformity with Underwriter Information.

7. Payment of Certain Expenses by the Company. (a) The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel (including, without limitation, U.S., Cayman Islands, Brazilian and Argentine counsel) and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Section 5(d) Writing and the Prospectus and amendments and supplements thereto and the mailing and delivering (including postage, air freight charges and charges for counting and packaging) of copies thereof to the Underwriters and dealers; (ii) the costs and expenses relating to any filings required to be made with FINRA (including up to a maximum of US$50,000 for fees and expenses of counsel for the Underwriters relating to such filings, plus all filing fees); (iii) the cost of printing or producing (or reproducing) any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the registration or qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b)

hereof, including the disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (v) all fees and expenses in connection with the registration of the Shares under the Exchange Act and listing the Shares on the Exchange; (vi) the cost and charges of any transfer agent or registrar; (vii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, if any, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (viii) the cost and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of roadshow slides, graphics and videos, fees and expenses of any consultants engaged with the prior written approval of the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the roadshow; provided, however, that (1) any aircraft shall only be chartered with the prior written approval of the Company and (2) the cost of any aircraft chartered in connection with the road show shall be paid 50% by the Company and 50% by the Underwriters; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their U.S. and Brazilian counsel, any travel and lodging expenses of the representatives and officers of the Underwriters, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters hereunder to purchase and pay for the Shares, as to the Shares to be delivered, at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Registration Compliance; No Stop Order. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) Opinions of Counsel for the Underwriters. The Representatives shall have received from both Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel for the Underwriters, and Pinheiro Neto Advogados, special Brazilian counsel for the Underwriters, such opinion or opinions dated such Time of Delivery and addressed to the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the Pricing Prospectus, the Prospectus (together with any supplement thereto and other related matter as the Representatives may reasonably inquire), and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c) Opinions and Negative Assurance Letters of Counsel for the Company. The Company shall have requested and caused (i) Simpson Thacher & Bartlett LLP, special U.S. counsel for the Company; (ii) Campbells, special Cayman Island counsel for the Company; (iii) Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, special Brazilian counsel for the Company; and (iv) Estudio Millé, special Argentine counsel for the Company, to have furnished to the Representatives their respective opinions and customary negative assurance letters, dated such Time of Delivery and addressed to the Representatives, each substantially in form and substance satisfactory to you substantially in the form set forth in Exhibit A hereto, respectively.

(d) Comfort Letters. On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Pricing Prospectus, the Prospectus and any post-effective amendment; provided that the letter delivered on the Time of Delivery shall use a “cut-off” date no more than three business days prior to the Time of Delivery.

(e) No Material Adverse Change. (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited consolidated financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (A) the exercise of any outstanding share options, (B) acquisitions or repurchases by the Company of shares issued pursuant to share plans described in the Pricing Prospectus or (C) the award of share options in the ordinary course of business pursuant to the Company’s equity incentive plan described in the Pricing Prospectus, as the case may be) or long-term debt (other than regular payments pursuant to obligations disclosed in or contemplated by the Pricing Prospectus) of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(f) No Downgrade. On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, or has changed its outlook with respect to, its rating of any of the Company’s debt securities.

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by U.S. federal, New York State, Cayman Islands or Brazilian authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States, the Cayman Islands or Brazil, or the declaration by the United States, the Cayman Islands or Brazil of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(h) Exchange Listing. The Shares to be sold at such Time of Delivery shall have been listed and admitted and authorized for trading, subject to notice of issuance, on the Exchange.

(i) Clearance and Settlement through DTC. The Shares shall have been made eligible for clearance and settlement through DTC.

(j) Lock-up Agreements. The Company shall have obtained and delivered to the Underwriters executed copies of lock-up agreements from its officers, directors and principal shareholders, substantially in the form of Annex II hereto.

(k) Furnishing of Prospectus. The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of the Prospectus on the New York Business Day next succeeding the date of this Agreement.

(l) Process Agent. The Company shall have appointed Corporation Service Company as its authorized service of process agent as set forth in Section 20.

(m) Officers’ Certificates. The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to their examination of the Pricing Prospectus and the Prospectus, any supplements or amendments thereto, any Issuer Free Writing Prospectus and this Agreement, the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections 8(a) and 8(e) of this Section 8 and as to such other matters as you may reasonably request.

(n) Additional Documents. On or prior to the applicable Time of Delivery, the Company shall have furnished to the Representatives such further information and documents as the Representatives may reasonably request.

9. Indemnification of the Underwriters. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities (including, without limitation, taxes, legal fees and other expenses, including expenses caused by exchange rate variation, incurred in connection with investigating or defending any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus; or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (including, without limitation, taxes, legal fees and other expenses, including expenses caused by exchange rate variation, incurred in connection with investigating or defending any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that the “Underwriter Information” consists only of, in the section entitled “Underwriting,” the statements set forth in (i) the second, tenth, eleventh, twelfth, and, with respect only to the first sentence, sixteenth paragraphs in the Preliminary Prospectus, Pricing Prospectus and the Prospectus; and (ii) the list of Underwriters and their respective participation in the sale of the Shares.

(c) Promptly after receipt by an indemnified party under subsection 9(a) or 9(b) above of notice of the commencement of any suit, action or proceeding (including any Brazilian, U.S. or other governmental or regulatory investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, promptly notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party, unless and to the extent such failure results in material prejudice to the rights and defenses of such indemnifying party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), to represent the indemnified party in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the indemnifying party to reimburse it for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of the aforesaid request and (ii) the indemnifying party shall not have reimbursed the relevant indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection 9(a) or 9(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the

Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which (x) the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds (y) the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations hereunder and not joint.

(e) Non-Exclusive Remedies. The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter. The obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. Defaulting Underwriter. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by one or all of the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If within thirty-six hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than five full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement, unless the context otherwise requires, shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter or Underwriters agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. Payment of Expenses. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. Notices. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing and if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Investor Relations Department, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives in care of:

Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Facsimile: +1 (212) 902-9316

Attention: Registration Department

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: +1 (212) 622-8358

Attention: Equity Syndicate Desk

with a copy to

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza, New York, New York, USA 10006

Facsimile: +1 (212) 225-3999

Attention: Nicolas Grabar

Provided, however, that any notice to an Underwriter pursuant to this Section 13 hereof shall be delivered or sent by mail or facsimile transmission to such

Underwriter at its address set forth in its Underwriters Questionnaire; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives at the addresses above, except that any such notices to Goldman, Sachs & Co. shall be directed to Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Business Day. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. GOVERNING LAW. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19. Consent to Jurisdiction. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts and in connection therewith, hereby waives any right to which it may be entitled on account of the place of residence or domicile, to the extent permitted by applicable law.

20. Authorized Agent. The Company hereby irrevocably appoints Corporation Service Company as its authorized agent (the “Authorized Agent”) for a period of five years from the date hereof upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter in the U.S. District Court for the Southern District of New York or in any state court located in the City and County of New York. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid and the granting of the requisite powers of attorney by the Company. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. The Company will communicate as promptly as practicable in writing to the Representatives of any change of such Authorized Agent.

21. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

22. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the term “US$,” is of the essence. To the fullest extent permitted by law, the obligation of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

23. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

25. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please sign and return to us one original for the Company and each of the Representatives plus one original for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Netshoes (Cayman) Limited

By:
Name:
Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Banco Bradesco BBI S.A.
Allen & Company LLC
Jefferies LLC

Total

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SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: electronic road show.

(b) Section 5(d) Writing: None.

(c) Materials other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

(i)	[Issuer Free Writing Prospectuses included in the Pricing Disclosure Package]; and

(ii)	Pricing Information Provided Orally by the Underwriters, which consists of:

•	The public offering price per Share is US$ [ ]; and

•	The aggregate number of Shares purchased by the Underwriters is [ ].

SCHEDULE III

•	Netshoes Holdings, LLC

•	NS2.com Internet S.A.

•	NS3 Internet S.A.

•	NS4.com Internet S.A. de C.V.

ANNEX I

[Form of Press Release]

Netshoes (Cayman) Limited

[Date]

Netshoes (Cayman) Limited (“Company”) announced today that Goldman, Sachs & Co. and J.P. Morgan Securities LLC, the lead book-running managers in the Company’s recent public sale of                  shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to                  shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on     ,            20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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ANNEX II

FORM OF LOCK-UP AGREEMENT

Netshoes (Cayman) Limited

Lock-Up Agreement

March 15, 2017

Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:	Netshoes (Cayman) Limited - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Netshoes (Cayman) Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), providing for a public offering (the “Public Offering”) of common shares (par value US$0.01 per share) of the Company (the “Shares”) pursuant to a Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell Shares in the Public Offering, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, during the Lock-Up Period (as defined below), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of any Shares, or any options or warrants to purchase Shares, or any securities convertible into, exchangeable for or that represent the right to receive Shares, owned

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directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership pursuant to the rules and regulations of the SEC (collectively, the “Undersigned’s Shares”). In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares, if such demand or exercise of registration rights would require the Company during the Lock-Up Period to file, or make a public announcement or disclosure of its intention to file, a registration statement, or would otherwise require or result in a public announcement or disclosure by the undersigned. The foregoing restrictions shall not apply to any Shares sold to the Underwriters in the Public Offering pursuant to the Underwriting Agreement or as otherwise provided herein.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the undersigned is an officer or director of the issuer as of the consummation of the Public Offering, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

The lock-up period will commence on the date of the first public filing of the Registration Statement (the “Commencement Date”) and continue to and include the date that is 180 days after the date of the final prospectus (the “Lock-Up Period”) relating to the Public Offering.

If the undersigned is an officer or director of the Company, the Representatives agree that, at least three Business Days (i.e., a day on which the SEC’s office in Washington, D.C. is open for business, hereinafter referred to as a “Business Day”) before the effective date of any release or waiver of the foregoing restrictions in connection with any transfer of Shares, the Representatives will notify the Company of the impending release or waiver. Additionally, the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two Business Days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any officer or director of the Company shall only be effective two Business Days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

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[If, prior to the expiration of the Lock-Up Period, the Representatives consent on behalf of the Underwriters to release any Shares (or other securities exchangeable or convertible into Shares) (whether pursuant to clause (a)(ix) of the paragraph below or otherwise) held by any director, officer or shareholder of 1% or more of the outstanding Shares, or any combination thereof from the restrictions of any lock-up arrangement similar to that set forth in this Lock-Up Agreement (any such release being a “Triggering Release” and such party receiving such release, a “Triggering Release Party”), then concurrently therewith, and no less than five (5) business days prior to the effectiveness of any such Triggering Release, the Representatives shall deliver notice of such release to the Company and the Company shall promptly, and within two (2) business days thereafter, provide notice thereof to the undersigned, and a number of the undersigned’s Shares subject to this Lock-Up Agreement shall also be released from the restrictions set forth herein on a pro rata basis, such number of Shares being the total number of Shares held by the undersigned on the date of the Triggering Release that are subject to this Lock-Up Agreement multiplied by a fraction, the numerator of which shall be the number of securities released pursuant to the Triggering Release and the denominator of which shall be the total number of securities held by the Triggering Release Party on such date (the “Pro-rata Release”). Notwithstanding the foregoing, such Pro-rata Release shall not be applied in the event of any (a) permission granted to any individual party by the Representatives to sell or otherwise transfer or dispose of Shares (or any options to warrants to purchase Shares or any securities convertible into, exchangeable for or that represent the right to receive Shares) for an amount less than or equal to US$500,000 (five hundred thousand Dollars) in aggregate value in respect of such party or (b) sale of Shares by Rights Holders (as defined below) in an underwritten public offering of the Shares during the Lock-Up Period, whether or not such offering or sale is wholly or partially a secondary offering (the “Underwritten Sale”); provided, however, that the Representatives agree to release any Rights Holder from the restrictions herein solely to permit its participation in an Underwritten Sale if the Representatives agree to release any of the Rights Holders from the restrictions herein to sell its Shares pursuant to Section 2.4 of the Shareholders Agreement (as defined below). The term “Rights Holder” means a holder of Shares that has a contractual right under that certain Fourth Amended and Restated Shareholders’ Agreement of the Company dated March 20, 2015 (the “Shareholders Agreement”) to “piggyback” on a registration statement filed by the Company for the offer and sale of Shares.]1

Notwithstanding the foregoing, the undersigned may:

(a) transfer the Undersigned’s Shares:

(i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii) to any member of the immediate family of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the

[1]	Note to Form: Paragraph only to be included for holders of 1% or more of the Shares.

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undersigned, provided that the member of the immediate family or the trustee of the trust or such beneficiary agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(iii) if such transfer occurs by reason of a will or by operation of law, including without limitation rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order or divorce settlement, provided that the transferee agrees to be bound in writing by the restrictions set forth herein;

(iv) as donations to charitable organizations, provided that the recipient agrees to be bound in writing by the restrictions set forth herein;

(v) in dispositions of the Shares or any security convertible into or exercisable or exchangeable for Shares acquired in open market transactions after the date of the final prospectus relating to the Public Offering;

(vi) in dispositions of the Shares or any security convertible into or exercisable or exchangeable for Shares acquired from the Underwriters in the Public Offering;

(vii) to the Company in connection with (A) the exercise of any option, warrant or right or offer to acquire, repurchase or cause the repurchase of the Shares pursuant to agreements related to such issuance of Shares, (B) any offer to acquire or Share repurchase practices disclosed in the final prospectus relating to the Public Offering, or (C) the issuance of any Shares by the Company in order to pay the purchase price therefor or to satisfy tax obligations in respect thereof, provided that with respect to the “net” exercise or settlement of options or warranties as provided in (C), only if such exercise or settlement is set to expire during the Lock-Up Period;

(viii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s share capital involving a change of control of the Company that has been approved by the Company’s board of directors, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement, and provided further that “change of control” as used herein, shall mean a change in ownership of not less than fifty-one percent (51%) of all of the voting stock of the Company; or

(ix) with the prior written consent (such consent not to be unreasonably withheld) of the Representatives on behalf of the Underwriters; or

(b) establish a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, relating to the sale of securities of the Company, provided that the securities subject to such plan may not be sold and no public disclosure of any such action shall be required or shall be voluntarily made by any person until after the expiration of the applicable Lock-Up Period;

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and provided, further, that (X) in the case of clauses (a)(i) through (a)(iv), no such transfer or distribution shall result in a mandatory or voluntary filing by any person with any stock exchange or any filing or announcement with any regulatory agency during the Lock-Up Period and, (Y) in the case of clause [(a)(vii)(A)]2 and (a)(vii)(B), no such transfer shall result in a mandatory or voluntary filing by any person with any stock exchange or any filing or announcement with any regulatory agency for a period of 30 days following such transfer. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, notwithstanding the foregoing, if the undersigned is an entity, the entity may also transfer the Undersigned’s Shares (i) to any subsidiary or “affiliate” (as such term is defined under the Securities Act of 1933, as amended) of such entity (including without limitation, if the undersigned is a fund, to funds under common management or control) and (ii) as a distribution to partners, members, shareholders or holders of similar equity interests in the undersigned; provided, however, that (A) in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of this Agreement and there shall be no further transfer of such Shares except in accordance with this Agreement; (B) any such transfer shall not involve a disposition for value and (C) no such transfer shall result in a mandatory or voluntary filing by any person with any stock exchange or any filing or announcement with any regulatory agency during the Lock-Up Period.

Any notices from the undersigned to the Representatives shall be sent to:

(A)	Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Facsimile: +1 (212) 902-9316

Attention: Registration Department

and

(B)	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: +1 (212) 622-8358

Attention: Equity Syndicate Desk

[Except as otherwise disclosed in the Registration Statement, the undersigned now has, and, except]3 as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees

[2]	Note to Form: In the lock-up agreement to be executed by International Finance Corporation, the bracketed sentence should be replaced by the following: “(a)(vii)(A) (other than with respect to the undersigned’s right to cause the Company to repurchase its Shares into the Company pursuant to agreements related to such issuance of Shares).”
[3]

Note to Form: In the lock-up agreement to be executed by HCFT Holdings, LLC, the bracketed sentence should be replaced by the following: “Except for the security interest in the Undersigned’s Shares granted in favor of Linderbay Properties Limited, a BVI company, the undersigned now has, and except for such security interest and”

8

and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

This Lock-Up Agreement shall terminate automatically, and the undersigned will be released from all obligations hereunder, upon the earliest to occur, if applicable, of (a) the date the Company advises the Representatives, in writing, that it has determined not to proceed with the Public Offering, (b) the termination of the Underwriting Agreement (other than those provisions that survive termination) prior to payment for and delivery of the Shares to be sold thereunder, (c) the Company files an application to withdraw the Registration Statement with the SEC, (d) the date that is six months after the Commencement Date, or (e) June 30, 2017, if and only if, the Underwriting Agreement has not been executed by such date.

*            *             *

9

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Name

Authorized Signature

Title

Acknowledged by:

Netshoes (Cayman) Limited

Name:
Title:

EXHIBIT A

FORM OF LEGAL OPINION OF SIMPSON THACHER & BARTLETT LLP

FORM OF LEGAL OPINION OF CAMPBELLS

2

FORM OF LEGAL OPINION OF MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA ADVOGADOS

3

FORM OF LEGAL OPINION OF ESTUDIO MILLÉ